Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Arch Therapeutics, Inc. and Subsidiary (collectively, the “Company”) pertaining to the Arch Therapeutics, Inc. 2013 Stock Incentive Plan, of our report dated December 18, 2018, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

December 19, 2018